Exhibit 32.1

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

The undersigned, the Chief Executive Officer of The Wilber Corporation (the “Company”), hereby certifies that to his knowledge on the date hereof:

(a)    the Form 10-Q of the Company for the nine month period ended September 30, 2004, filed on the date hereof with the Securities and Exchange Commission (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by this report.

/s/ Alfred S. Whittet
Alfred S. Whittet President and Chief Executive Officer Date: November 4, 2004

31